EXHIBIT 1.2

ASP Isotopes Inc.

Common Stock

(par value $0.01 per share)

$25,000,000

EQUITY DISTRIBUTION AGREEMENT

April 30, 2025

Canaccord Genuity LLC

1 Post Office Square

Suite 3000

Boston, Massachusetts 02109

Ladies and Gentlemen:

ASP Isotopes Inc., a Delaware corporation (the “Company”), confirms this agreement (this “Agreement”) with Canaccord Genuity LLC (the “Manager”) as follows:

SECTION 1: Description of Shares. The Company may, from time to time during the term of this Agreement, issue and sell through or to the Manager, as sales agent and/or principal, common stock of the Company, par value $0.01 per share, having an aggregate offering price of up to $25,000,000 (the “Shares”) on the terms and subject to the conditions set forth herein. The common stock, par value $0.01 per share, of the Company to be outstanding after giving effect to the sales contemplated hereby are hereinafter referred to as the “Common Shares.” The Company agrees that, whenever the Company determines to sell Shares directly to the Manager as principal, it will enter into a separate agreement (each, a “Terms Agreement”), in form and substance mutually satisfactory to the Company and the Manager, relating to such sale in accordance with Section 3 hereof.

The Company has prepared and will file on the date hereof (the “Execution Date”), in accordance with the provisions of the Securities Act of 1933, as amended, and the rules and regulations thereunder (collectively, the “Act”), with the Securities and Exchange Commission (the “Commission”), a registration statement on Form S-3, including a Base Prospectus (as defined below), which specifically relates to certain securities of the Company, including, but not limited to, Common Shares, which may be issued from time to time by the Company, and which incorporates by reference documents that the Company has filed or will file in accordance with the provisions of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (collectively, the “Exchange Act”). The Company has prepared a prospectus, included as part of such registration statement specifically relating to the Shares (the “ATM Prospectus”). Except where the context otherwise requires, “Registration Statement,” as used herein, means the registration statement, including the Base Prospectus and the ATM Prospectus, as amended at the time of such registration statement’s effectiveness or deemed effectiveness for purposes of Section 11 of the Act, as such section applies to the Manager, including (1) all documents filed as a part thereof or incorporated or deemed to be incorporated by reference therein, and (2) any information contained or incorporated by reference in a prospectus filed with the Commission pursuant to Rule 424(b) under the Act, to the extent such information is deemed, pursuant to Rule 430B or Rule 430C under the Act, to be part of the registration statement at the time of such registration statement’s effectiveness or deemed effectiveness for purposes of Section 11 of the Act, as such section applies to the Manager. Except where the context otherwise requires, “Base Prospectus,” as used herein, means the prospectus filed as part of the Registration Statement. Except where the context otherwise requires, “Prospectus,” as used herein, means the ATM Prospectus and/or the Base Prospectus. “Permitted Free Writing Prospectuses,” as used herein, means the documents listed on Schedule A hereto. Any reference herein to the Registration Statement, the Base Prospectus, the ATM Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated or deemed to be incorporated by reference therein pursuant to Item 12 of Form S-3 under the Act as of the date of such document. Any reference herein to the terms “amend,” “amendment” or “supplement” with respect to the Registration Statement, the Base Prospectus, the ATM Prospectus, the Prospectus or any Permitted Free Writing Prospectus shall be deemed to refer to and include the filing on or after the initial effective date of the Registration Statement, or the date of the Base Prospectus, the ATM Prospectus, the Prospectus or any Permitted Free Writing Prospectus, as the case may be, of any document with the Commission deemed to be incorporated by reference therein. For purposes of this Agreement, all references to the Registration Statement, the Prospectus or to any amendment or supplement thereto shall be deemed to include any copy filed with the Commission pursuant to the Electronic Data Gathering Analysis and Retrieval System. “Execution Time” shall mean the date and time that this Agreement is executed and delivered by the parties hereto.

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SECTION 2: Representations and Warranties of the Company. The Company represents and warrants to, and agrees with, the Manager on and as of (i) the Execution Time, (ii) each date on which the Company executes and delivers a Terms Agreement, (iii) the time of each sale of Shares pursuant to this Agreement (each, a “Time of Sale”), (iv) each Settlement Date (as defined in Section 3(a)(iv)) and (v) each Bring-Down Delivery Date (as defined in Section 4(m)) (each such dated listed in (i) through (v), a “Representation Date”), that:

(a) The Company satisfies the conditions for the use of Form S-3 (including General Instruction I.B.1 of Form S-3) in connection with the offer and sale of the Shares as contemplated hereby. The Registration Statement, at the Execution Time, and, as then amended, at each other Representation Date, and at all times during which a prospectus is required by the Act to be delivered (whether physically deemed to be delivered pursuant to Rule 153 under the Act or through compliance with Rule 172 under the Act or any similar rule) in connection with any offer or sale of Shares, meets the requirements set forth in Rule 415(a)(1)(x) under the Act. Copies of the Registration Statement have been delivered by the Company to the Manager.

(b) No stop order suspending the effectiveness of the Registration Statement, any post-effective amendment thereto or the Rule 462(b) Registration Statement, if any, is in effect, and no proceedings for such purpose are pending before or, to the knowledge of the Company, threatened by the Commission. The Commission has not issued any order preventing or suspending the use of any ATM Prospectus or any Permitted Free Writing Prospectus and no proceeding for that purpose has been initiated or, to the knowledge of the Company, is threatened by the Commission.

(c) At the Execution Time, the Registration Statement conformed, and, as then amended or supplemented as of each other Representation Date will conform, in all material respects, to the applicable requirements of the Act. When the Prospectus is first filed in accordance with Rule 424(b) under the Act and as of each Representation Date, the Prospectus, as amended or supplemented, will conform, in all material respects, to the applicable requirements of the Act and, except to the extent the Manager shall agree in writing to a modification, shall be in all substantive respects in the form furnished to the Manager prior to the Execution Time or, to the extent not completed at the Execution Time, shall contain only such specific additional information and other changes as the Company has advised the Manager, prior to the Execution Time, will be included or made therein. The Company meets, and at the time the Registration Statement is declared effective the Company will met, the applicable requirements of Form S-3 under the Act, including General Instruction I.B.1 of Form S-3.

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(d) The documents incorporated by reference in the Registration Statement and the Prospectus did not, when filed with the Commission, contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(e) Each Permitted Free Writing Prospectus listed in Schedule A hereto did not, as of the Execution Time, contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that no representation or warranty is made as to information contained in or omitted from such Permitted Free Writing Prospectus listed in Schedule A hereto in reliance upon and in conformity with written information furnished to the Company by or on behalf of the Manager specifically for inclusion therein.

(f) Each Permitted Free Writing Prospectus conformed or will conform in all material respects to the requirements of the Act and the rules and regulations thereunder on the date of first use, and the Company has complied with all prospectus delivery and any filing requirements applicable to such Permitted Free Writing Prospectus pursuant to the Act and rules and regulations thereunder. The Company has not made any offer relating to the Shares that would constitute a Permitted Free Writing Prospectus without the prior written consent of the Manager. The Company has retained in accordance with the Act and the rules and regulations thereunder all Permitted Free Writing Prospectuses that were not required to be filed pursuant to the Act and the rules and regulations thereunder.

(g) The Company and each of its subsidiaries has been duly organized, is validly existing and in good standing as a corporation, partnership or limited liability company, as applicable, under the laws of their respective jurisdiction of organization and is duly qualified to do business and in good standing as a foreign corporation or other business entity in each jurisdiction in which its ownership or lease of property or the conduct of its businesses requires such qualification, except where the failure to be so qualified or in good standing would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on (i) the condition (financial or otherwise), results of operations, stockholders’ equity, properties, business or prospects of the Company and its subsidiaries taken as a whole or (ii) the performance by the Company and each of its subsidiaries of their obligations under this Agreement (a “Material Adverse Effect”). The Company and each of its subsidiaries has all power and authority necessary to own or hold its properties and to conduct the businesses in which it is engaged, other than would not reasonably be expected to have a Material Adverse Effect. The Company does not own or control, directly or indirectly, any corporation, association or other entity other than the subsidiaries listed on Schedule C hereto. Of the Company’s direct and indirect subsidiaries listed on Schedule C hereto, only the following subsidiaries constitute “significant subsidiaries” as defined under Regulation S-X promulgated under the Act: (i) ASP Isotopes Guernsey Limited; (ii) ASP Isotopes South Africa (Pty) Limited and (iii) Pet Labs Pharmaceuticals (Pty) Limited (collectively, the “Significant Subsidiaries”).

(h) The Company has an authorized capitalization as set forth in each of the Registration Statement and the Prospectus as of the dates set forth therein, and all of the issued shares of capital stock of the Company have been duly authorized and validly issued, are fully paid and non-assessable, conform in all material respects to the description thereof contained in the Registration Statement and the Prospectus and were issued in compliance with federal and state securities laws and not in violation of any preemptive right, resale right, right of first refusal or similar right. All of the Company’s options, warrants and other rights to purchase or exchange any securities for shares of the Company’s capital stock have been duly authorized and validly issued, conform to the description thereof contained in the Registration Statement and the Prospectus and were issued in compliance with federal and state securities laws. All of the issued shares of capital stock or other ownership interest of each subsidiary of the Company have been duly authorized and validly issued, are fully paid and non-assessable and are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims, except as described in the Registration Statement and the Prospectus and except for such liens, encumbrances, equities or claims as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

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(i) The Shares to be issued and sold by the Company hereunder have been duly authorized and, upon full payment and delivery in accordance with this Agreement, will be validly issued, fully paid and non-assessable, will conform in all material respects to the description thereof contained in the Registration Statement and the Prospectus, will be issued in compliance with federal and state securities laws and will be free of statutory and contractual preemptive rights, rights of first refusal and similar rights.

(j) The Company has all requisite corporate power and authority to execute, deliver and perform its obligations under this Agreement. This Agreement has been duly and validly authorized, executed and delivered by the Company.

(k) The issue and sale of the Shares, the execution, delivery and performance of this Agreement by the Company, the consummation of the transactions contemplated hereby and the application of the proceeds from the sale of the Shares as described under “Use of Proceeds” in the Prospectus and the consummation of the transactions contemplated hereby, will not (i) conflict with or result in a breach or violation (that is not waived or consented to) of any of the terms or provisions of, impose any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries, or constitute a default (that is not waived) under, any indenture, mortgage, deed of trust, loan agreement, license, lease or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject; (ii) result in any violation of the provisions of the charter or by-laws (or similar organizational documents) of the Company or any of its subsidiaries; or (iii) result in any violation of any statute or any judgment, order, decree, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their properties or assets, except, with respect to clauses (i) and (iii), conflicts or violations, breaches, liens, charges or encumbrances that would not reasonably be expected to have a Material Adverse Effect.

(l) No consent, approval, authorization or order of, or filing, registration or qualification with, any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their properties or assets is required for the issue and sale of the Shares, the execution, delivery and performance of this Agreement by the Company, the consummation of the transactions contemplated hereby, the application of the proceeds from the sale of the Shares as described under “Use of Proceeds” in the Prospectus and the consummation of the transactions contemplated hereby, except for the registration of the Shares under the Act and such consents, approvals, authorizations, orders, filings, registrations or qualifications as may be required under applicable state or foreign securities laws and/or the rules of the Financial Industry Regulatory Authority (the “FINRA”) in connection with the issuance and sale of the Shares through the Manager.

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(m) The consolidated financial statements of the Company and its subsidiaries (including the related notes and supporting schedules) included or incorporated by reference in the Registration Statement and the Prospectus present fairly in all material respects the financial condition, results of operations and cash flows of the entities purported to be shown thereby, at the dates and for the periods indicated, and have been prepared in conformity with accounting principles generally accepted in the United States (“GAAP”) applied on a consistent basis throughout the periods involved, except as otherwise stated therein; and the other financial information of the Company included or incorporated by reference in the Registration Statement and the Prospectus has been derived from the accounting records of the Company and its consolidated subsidiaries and presents fairly in all material respects the information shown thereby. There are no financial statements (historical or pro forma) that are required to be included or incorporated by reference in the Registration Statement and the Prospectus that are not included or incorporated by reference as required. The interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement and the Prospectus fairly present the information called for in all material respects and have been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(n) [intentionally omitted]

(o) EisnerAmper LLP (“EisnerAmper”), who have certified certain financial statements of the Company, whose report appears in the Registration Statement and the Prospectus or is incorporated by reference therein and who have delivered an initial letter as referred to in Section 6(f) hereof, are independent registered public accountants with respect to the Company and its subsidiaries within the meaning of the Act and the applicable rules and regulations adopted by the Commission and the Public Company Accounting Oversight Board.

(p) Except as disclosed in the Registration Statement and the Prospectus, the Company maintains a system of internal control over financial reporting (as such term is defined in Rule 13a-15(f) of the Exchange Act) that complies with the requirements of the Exchange Act and that has been designed by, or under the supervision of, the Company’s principal executive and principal financial officers, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles in the United States. Except as disclosed in the Registration Statement and the Prospectus, the Company maintains internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorization, (ii) transactions are recorded as necessary to permit preparation of the Company’s financial statements in conformity with accounting principles generally accepted in the United States and to maintain accountability for its assets, (iii) access to the Company’s assets is permitted only in accordance with management’s general or specific authorization, (iv) the recorded accountability for the Company’s assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences and (v) the interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement and the Prospectus fairly present the information called for in all material respects and are prepared in accordance with the Commission's rules and guidelines applicable thereto. As of the date of the most recent balance sheet of the Company and its consolidated subsidiaries reviewed or audited by EisnerAmper, there were no material weaknesses in the Company’s internal controls (other than those described in the Registration Statement and the Prospectus).

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(q) Except as disclosed in the Registration Statement and the Prospectus, (i) the Company maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) under the Exchange Act), (ii) such disclosure controls and procedures are designed to ensure that the information required to be disclosed by the Company and its subsidiaries in the reports they file or submit under the Exchange Act is accumulated and communicated to management of the Company and its subsidiaries, including their respective principal executive officers and principal financial officers, as appropriate, to allow timely decisions regarding required disclosure to be made and (iii) such disclosure controls and procedures are effective in all material respects to perform the functions for which they were established.

(r) Except as disclosed in the Registration Statement and the Prospectus, since the date of the most recent balance sheet of the Company and its consolidated subsidiaries reviewed or audited by EisnerAmper, (i) the Company has not been advised of or become aware of (A) any significant deficiencies in the design or operation of internal controls, that would materially adversely affect the ability of the Company or any of its subsidiaries to record, process, summarize and report financial data, or any material weaknesses in internal controls, and (B) fraud, whether or not material, that involves management or other employees who have a significant role in the internal controls of the Company and each of its subsidiaries; and (ii) there have been no significant adverse changes in internal controls or in other factors that would significantly adversely affect internal controls, including any corrective actions with regard to significant deficiencies and material weaknesses.

(s) Except as disclosed in the Registration Statement and the Prospectus, since the date of the latest audited financial statements included or incorporated by reference in the Registration Statement and the Prospectus, neither the Company nor any of its subsidiaries has (i) sustained any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor disturbance or dispute or court or governmental action, order or decree, (ii) issued or granted any securities other than equity securities granted under employee benefit plans or other compensation arrangements, (iii) incurred any liability or obligation, direct or contingent, other than liabilities and obligations that were incurred in the ordinary course of business, (iv) entered into any transaction not in the ordinary course of business, and/or (v) declared or paid any dividend on its capital stock, and since such date, there has not been any change in the capital stock, partnership or limited liability company interests, as applicable, or long-term debt or short-term debt of the Company or any of its subsidiaries or any adverse change, or any development involving a prospective adverse change, in or affecting the condition (financial or otherwise), results of operations, stockholders’ equity, properties, management, business or prospects of the Company and its subsidiaries, taken as a whole, in each case except as would not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

(t) The section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations - Critical Accounting Policies and Significant Judgments and Estimates” set forth or incorporated by reference in the Registration Statement and the Prospectus accurately and fully describes, in all material respects: (i) the accounting policies that the Company believes are the most important in the portrayal of the Company’s financial condition and results of operations and that require management’s most difficult, subjective or complex judgments (“Critical Accounting Policies”); (ii) the judgments and uncertainties affecting the application of Critical Accounting Policies; and (iii) the likelihood that materially different amounts would be reported under different conditions or using different assumptions and an explanation thereof.

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(u) There is and has been no failure on the part of the Company and any of the Company’s directors or officers, in their capacities as such, to comply with any provision of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith.

(v) The Company and each of its subsidiaries has good and marketable title in fee simple to all real property, if any, and good and marketable title to all personal property owned by them which are, individually or in the aggregate, material to the business of the Company and its subsidiaries, taken as a whole, in each case free and clear of all liens, encumbrances and defects, except such liens, encumbrances and defects as are described in the Registration Statement and the Prospectus and such as do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company or any of its subsidiaries. All assets held under lease by the Company or any of its subsidiaries which are, individually or in the aggregate, material to the business of the Company and its subsidiaries, taken as a whole, are held by them under valid, subsisting and enforceable leases, with such exceptions as do not materially interfere with the use made and proposed to be made of such assets by the Company or any of its subsidiaries.

(w) The Company and each of its subsidiaries have such permits, licenses, patents, franchises, certificates of need and other approvals or authorizations of governmental or regulatory authorities (“Permits”) as are necessary under applicable law to own their properties and conduct their businesses in the manner described in the Registration Statement and the Prospectus, except for any of the foregoing that would not, in the aggregate, reasonably be expected to have a Material Adverse Effect. The Company and each of its subsidiaries have fulfilled and performed all of their respective obligations with respect to the Permits, and no event has occurred that allows, or after notice or lapse of time would allow, revocation or termination thereof or results in any other impairment of the rights of the holder or any such Permits, except for any of the foregoing that would not reasonably be expected to have a Material Adverse Effect. Neither the Company nor any of its subsidiaries has received notice of any revocation or modification of any material Permits or has any reason to believe that any material Permits will not be renewed in the ordinary course.

(x) Except as described in the Registration Statement and the Prospectus, the Company and each of its subsidiaries own all right, title, and interest in or otherwise possess adequate rights to use all patents, patent applications, trademarks, service marks, trade names, trademark registrations and applications, service mark registrations and applications, domain names, mask works, copyright registrations and applications, licenses, know-how, software, systems and technology (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems, designs or procedures) (collectively, “Intellectual Property”) necessary for, used or held for use in, or otherwise exploited in connection with, the conduct of their respective businesses and have no reason to believe that the conduct of their respective businesses is infringing, misappropriating, diluting, or otherwise violating the Intellectual Property of any third-party, and have not received any notice of any such claim except for any of the foregoing that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Except as disclosed in the Registration Statement and the Prospectus, (i) no action, suit, claim, or other proceeding is pending, or to the Company’s knowledge, is threatened, alleging that the Company nor any of its subsidiaries is infringing, misappropriating, diluting, or otherwise violating the Intellectual Property of any third party, (ii) to the Company’s knowledge, no third party is infringing, misappropriating, diluting, or otherwise violating the Company’s or any of its subsidiaries’ Intellectual Property, (iii) no action, suit, claim, or other proceeding is pending, or to the Company’s knowledge, is threatened, challenging the validity, enforceability, scope, registration, ownership or use of any Intellectual Property of the Company or any of its subsidiaries (with the exception of office actions in connection with applications for the registration or issuance of such Intellectual Property), and the Company is unaware of any facts which form a reasonable basis for any such claim except in each case as would not reasonably be expected to result individually or in the aggregate in a Material Adverse Effect.

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(y) Except as described in the Registration Statement and the Prospectus, there are no legal or governmental proceedings pending to which the Company or any of its subsidiaries are a party or of which any property or assets of the Company or any of its subsidiaries is the subject that would, in the aggregate, reasonably be expected to have a Material Adverse Effect. To the Company’s knowledge, no such proceedings are threatened or contemplated by governmental authorities or others.

(z) There are no contracts or other documents that would be required to be described or incorporated by reference in a registration statement filed under the Act or filed as exhibits to a registration statement of the Company pursuant to Item 601(10) of Regulation S-K that have not been described or incorporated by reference in the Registration Statement and the Prospectus. The statements made in the Registration Statement and the Prospectus, insofar as they purport to constitute summaries of the terms of the contracts and other documents that are so described, constitute accurate summaries of the terms of such contracts and documents in all material respects. The Company has no knowledge that any other party to any such contract or other document has any intention not to render full performance as contemplated by the terms thereof.

(aa) The statements set forth or incorporated by reference in the Registration Statement and the Prospectus under the caption “Business”, insofar as they purport to constitute summaries of the laws and documents referred to therein, are accurate summaries in all material respects.

(bb) The Company and each of its subsidiaries carry, or are covered by, insurance from insurers of recognized financial responsibility in such amounts and covering such risks as the Company believes is adequate for the conduct of their respective businesses and the value of their respective properties and as, to its knowledge, is customary for companies engaged in similar businesses in similar industries. All policies of insurance of the Company and its subsidiaries are in full force and effect; the Company and each of its subsidiaries are in compliance with the terms of such policies in all material respects; and neither the Company nor any of its subsidiaries has received notice from any insurer or agent of such insurer that material capital improvements or other expenditures are required or necessary to be made in order to continue such insurance; there are no material claims by the Company or any of its subsidiaries under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause pursuant to which the Company has reason to believe that coverage will be denied; and neither the Company nor any such subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not reasonably be expected to have a Material Adverse Effect.

(cc) No relationship, direct or indirect, exists between or among the Company, on the one hand, and the directors, officers, stockholders, customers or suppliers of the Company, on the other hand, that is required to be described in the Registration Statement and the Prospectus under the Exchange Act and applicable Commission’s rules and regulations which is not so described.

(dd) No labor disturbance by or dispute with the employees of the Company or any of its subsidiaries exists or, to the knowledge of the Company, is imminent that would reasonably be expected to have a Material Adverse Effect.

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(ee) Neither the Company nor any of its subsidiaries (i) is in violation of its charter or by-laws (or similar organizational documents), (ii) is in default, and no event has occurred that, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant, condition or other obligation contained in any indenture, mortgage, deed of trust, loan agreement, license or other agreement or instrument to which it is a party or by which it is bound or to which any of its properties or assets is subject, or (iii) is in violation of any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over it or its property or assets or has failed to obtain any license, permit, certificate, franchise or other governmental authorization or permit necessary to the ownership of its property or to the conduct of its business, except in the case of clauses (ii) and (iii), to the extent any such conflict, breach, violation or default would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(ff) The Company and each of its subsidiaries (i) are in compliance with all laws, regulations, ordinances, rules, orders, judgments, decrees, permits or other legal requirements of any governmental authority, including without limitation any international, foreign, national, state, provincial, regional, or local authority, relating to pollution, the protection of human health or safety, the environment, or natural resources, or to use, handling, storage, manufacturing, transportation, export or importation of, distribution in commerce of, exposure to, treatment, discharge, disposal or release of chemical substances or mixtures, hazardous or toxic substances, biocides, pesticides, food contact chemicals, wastes, pollutants or contaminants (“Environmental Laws”) applicable to such entity, which compliance includes, without limitation, obtaining, maintaining and complying with all permits, registrations, labeling requirements, authorizations and approvals required by Environmental Laws to conduct their respective businesses, and (ii) have not received notice or otherwise have knowledge of any actual or alleged violation of Environmental Laws, or of any actual or potential liability for or other obligation concerning the presence, disposal or release of hazardous or toxic substances or wastes, pollutants or contaminants, except in the case of clause (i) or (ii) where such non-compliance, violation, liability, or other obligation would not, in the aggregate, reasonably be expected to have a Material Adverse Effect. Except as described in the Registration Statement and the Prospectus, (x) there are no proceedings that are pending, or known to be contemplated, against the Company or any of its subsidiaries under Environmental Laws in which a governmental authority is also a party, other than such proceedings regarding which it is reasonably believed no monetary sanctions of $300,000 or more will be imposed and (y) none of the Company and its subsidiaries anticipates material capital expenditures relating to Environmental Laws.

(gg) The Company and each of its subsidiaries have filed all federal, state, local and foreign tax returns required to be filed through the date hereof, subject to permitted extensions, and have paid all taxes due except where such failure would not reasonably be expected to have a Material Adverse Effect, and no tax deficiency has been determined adversely to the Company or any of its subsidiaries, nor does the Company have any knowledge of any tax deficiencies that have been, or would reasonably be expected to be asserted against the Company, that would, in the aggregate, reasonably be expected to have a Material Adverse Effect.

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(hh) (i) Each employee benefit plan, within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), for which the Company or any member of its “Controlled Group” (defined as any entity, whether or not incorporated, that is under common control with the Company within the meaning of Section 4001(a)(14) of ERISA or any entity that would be regarded as a single employer with the Company under Section 414(b),(c),(m) or (o) of the Code) would have any liability (each, a “Plan”) has been maintained in compliance with its terms and the requirements of any applicable statutes, orders, rules and regulations, including but not limited to ERISA and the Code; (ii) no prohibited transaction, within the meaning of Section 406 of ERISA or Section 4975 of the Code, has occurred with respect to any Plan, excluding transactions effected pursuant to a statutory or administrative exemption; (iii) for each Plan that is subject to the funding rules of Section 412 of the Code or Section 302 of ERISA, no Plan has failed (whether or not waived), or is reasonably expected to fail, to satisfy the minimum funding standards (within the meaning of Section 302 of ERISA or Section 412 of the Code) applicable to such Plan; (iv) no Plan is, or is reasonably expected to be, in “at risk status” (within the meaning of Section 303(i) of ERISA) and no Plan that is a “multiemployer plan” within the meaning of Section 4001(a)(3) of ERISA is in “endangered status” or “critical status” (within the meaning of Sections 304 and 305 of ERISA) (v) the fair market value of the assets of each Plan exceeds the present value of all benefits accrued under such Plan (determined based on those assumptions used to fund such Plan); (vi) no “reportable event” (within the meaning of Section 4043(c) of ERISA and the regulations promulgated thereunder) has occurred or is reasonably expected to occur; (vii) each Plan that is intended to be qualified under Section 401(a) of the Code is so qualified, and nothing has occurred, whether by action or by failure to act, which would cause the loss of such qualification; (viii) neither the Company nor any member of the Controlled Group has incurred, nor reasonably expects to incur, any liability under Title IV of ERISA (other than contributions to the Plan or premiums to the Pension Benefit Guarantee Corporation, in the ordinary course and without default) in respect of a Plan (including a “multiemployer plan” within the meaning of Section 4001(a)(3) of ERISA); and (ix) none of the following events has occurred or is reasonably likely to occur: (A) a material increase in the aggregate amount of contributions required to be made to all Plans by the Company or its Controlled Group affiliates in the current fiscal year of the Company and its Controlled Group affiliates compared to the amount of such contributions made in the Company’s and its Controlled Group affiliates’ most recently completed fiscal year; or (B) a material increase in the Company and its subsidiaries’ “accumulated post-retirement benefit obligations” (within the meaning of Accounting Standards Codification Topic 715-60) compared to the amount of such obligations in the Company and its subsidiaries’ most recently completed fiscal year, except in each case with respect to the events or conditions set forth in (i) through (ix) hereof, as would not, individually or in the aggregate, have a Material Adverse Effect.

(ii) The statistical and market-related data included in the Registration Statement and the Prospectus and the consolidated financial statements of the Company and its subsidiaries included or incorporated by reference in the Registration Statement and the Prospectus are based on or derived from sources that the Company believes to be reliable in all material respects.

(jj) Neither the Company nor any of its subsidiaries is, and after giving effect to the offer and sale of the Shares and the application of the proceeds therefrom as described under “Use of Proceeds” in the Prospectus none of them will be, (i) an “investment company” or a company “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940, as amended (the “Investment Company Act”), and the rules and regulations of the Commission thereunder, or (ii) a “business development company” (as defined in Section 2(a)(48) of the Investment Company Act).

(kk) Except as described in the Registration Statement and the Prospectus, there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Act with respect to any securities of the Company owned or to be owned by such person or to require the Company to include such securities in the securities registered pursuant to the Registration Statement or in any securities being registered pursuant to any other registration statement filed by the Company under the Act.

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(ll) Except as described in the Registration Statement and the Prospectus, neither the Company nor any of its subsidiaries is a party to any contract, agreement or understanding with any person (other than in connection with this Agreement or the financing transactions described in the Prospectus) that would give rise to a valid claim against any of them or the Manager for a brokerage commission, finder’s fee or like payment in connection with the offering and sale of the Shares.

(mm) The Company has not sold or issued any securities that would be integrated with the offering of the Shares contemplated by this Agreement pursuant to the Act, the rules and regulations thereunder or the interpretations thereof by the Commission.

(nn) The Company and its affiliates have not taken, directly or indirectly, any action designed to or that has constituted or that could reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Company in connection with the offering of the Shares.

(oo) The Company has not distributed and, prior to the distribution of the Shares, will not distribute any offering material in connection with the offering and sale of the Shares other than the Prospectus and any Permitted Free Writing Prospectus set forth on Schedule A hereto.

(pp) Neither the Company nor any subsidiary is in violation of or has received notice of any violation with respect to any applicable federal or state law relating to discrimination in the hiring, promotion or pay of employees, nor any applicable federal or state wage and hour laws, nor any applicable state law precluding the denial of credit due to the neighborhood in which a property is situated, the violation of any of which would reasonably be expected to have a Material Adverse Effect.

(qq) (A) None of the Company or its subsidiaries, or any director or officer thereof, nor, to the knowledge of the Company, any affiliate, employee, or agent or other person associated with or acting on behalf of the Company or any of its subsidiaries or affiliates, has (i) made, offered, promised or authorized any unlawful contribution, gift, entertainment or other unlawful expense (or taken any act in furtherance thereof), (ii) taken or will take any action in furtherance of an offer, payment, promise to pay, or authorization or approval of the payment, giving or receipt of money, property, gifts, entertainment, other expense or anything else of value, directly or indirectly, to any government official (including any officer or employee of a government or government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office) in order to improperly influence official action, or to any person in violation of any applicable anti-corruption laws; or (iii) violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended, or the rules and regulations thereunder, the Bribery Act 2010 of the United Kingdom or any other applicable anti-bribery or anti-corruption laws (collectively, “Anti-Corruption Laws”); (B) the Company and its subsidiaries have conducted their businesses in compliance with Anti-Corruption Laws and have instituted and maintained, and will continue to maintain, policies and procedures reasonably designed to promote and achieve compliance with such laws and with the representations and warranties contained herein; and (C) neither the Company nor any of its subsidiaries will use, directly or indirectly, the proceeds of the offering of the Shares hereunder in furtherance of any unlawful expense or any direct or indirect unlawful payment in violation of any Anti-Corruption Laws.

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(rr) The operations of the Company and its subsidiaries are in compliance with the requirements of applicable financial recordkeeping and reporting requirements and anti-money laundering laws, including, but not limited to, the Bank Secrecy Act of 1970, as amended by the USA PATRIOT ACT of 2001, and the rules and regulations promulgated thereunder, and any similar rules, regulations or guidelines issued, administered or enforced by any governmental agency, of the various jurisdictions in which the Company and its subsidiaries conduct business (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(ss) (A) None of the Company or any of its subsidiaries, nor any director, officer or employee thereof, nor, to the knowledge of the Company, any agent, affiliate or other person acting on behalf of the Company or any of its subsidiaries is a person or entity that is, or is 50% or more owned or, where relevant under applicable Sanctions, controlled by one or more persons or entities that are, currently the subject or the target of any sanctions administered or enforced by the U.S. government, including, without limitation, the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”), or the U.S. Department of State (and including, without limitation, the designation as a “specially designated national” or “blocked person”), the European Union, His Majesty’s Treasury, the United Nations Security Council, or other relevant sanctions authority (collectively, “Sanctions”), or located, organized, or resident in a country or territory that is the subject or target of Sanctions (currently, Crimea, Cuba, Iran, North Korea, Syria, the so-called Donetsk People’s Republic and so-called Luhansk People’s Republic and the non-government controlled areas of Zaporizhzhia and Kherson regions of Ukraine (each a “Sanctioned Jurisdiction”)); (B) the Company will not directly or indirectly use the proceeds of the offering of the Shares hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity (i) to fund or facilitate any unlawful activities of or business with any Sanctioned Jurisdiction or any person or entity, that, at the time of such funding or facilitation, is the subject or the target of Sanctions or (ii) in any other manner that will result in a violation by any person or entity (including any person or entity participating in the transaction, whether as sales agent, advisor, investor or otherwise) of Sanctions; and (C) the Company and its subsidiaries have not knowingly engaged in, are not now knowingly engaged in and will not engage in any unlawful dealings or transactions with any Sanctioned Jurisdiction or involving any person or entity, that, at the time of such dealing or transaction, is or was the subject or the target of Sanctions; the Company and its subsidiaries have instituted, and maintain, policies and procedures designed to promote and achieve continued compliance with Sanctions.

(tt) No forward-looking statement (within the meaning of Section 27A of the Act and Section 21E of the Exchange Act) included or incorporated by reference in any of the Registration Statement or the Prospectus has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith.

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(uu) The Company’s and its subsidiaries’ information technology assets and equipment, computers, systems, networks, hardware, software, websites, applications and databases, and any other information technology systems owned, licensed, leased, or otherwise used by the Company, and any such equipment or technology maintained or provided by any third parties to the Company or its subsidiaries (collectively, “IT Systems”) are (A) adequate for, and operate and perform in all material respects as necessary for the uninterrupted operation of the business of the Company and its subsidiaries as currently conducted and as anticipated to be conducted as described in Registration Statement and the Prospectus, and (B) are free and clear of all bugs, errors, defects, Trojan horses, time bombs, malware, harmful code, or other corruptants. The Company and its subsidiaries have implemented and maintained reasonable and appropriate controls, policies, procedures and safeguards designed to maintain and protect its confidential, proprietary, and sensitive information and the privacy, confidentiality, integrity, availability, continuous operation, redundancy and security of all IT Systems and data (including any and all (A) information that (i) relates to an identified or identifiable individual, or (ii) is defined as “personal information,” “personally identifiable information,” “personal data,” or similar term under applicable Data Protection Requirements (as defined below) (collectively, “Personal Data”), and (B) confidential, sensitive, or proprietary data (collectively “Protected Information”)) used in connection with the business of the Company or its subsidiaries. The Company and its subsidiaries have established and maintained reasonable and appropriate disaster recovery and security plans and procedures for their business, including, without limitation, for the IT Systems and Protected Information. The security programs of the Company and its subsidiaries comply and have complied, in all material respects, with all applicable Data Protection Requirements. There have been no actual or reasonably suspected breaches or attacks involving the accidental, unlawful, or unauthorized destruction of, loss of, alteration of, uses of, or accesses to, any IT Systems or Protected Information (collectively, a “Data Breach”) except for those that have been remedied without material cost or liability or the duty to notify any other person. There are no Data Breaches under internal review or investigations relating to the same. The Company and its subsidiaries have not been notified of, and have no knowledge of, any fact or circumstance that would reasonably be expected to result in any such Data Breach.

(vv) The Company and its subsidiaries have materially complied with all of the following, as they relate to the protection, collection, use, disclosure, transfer, storage, disposal, confidentiality, integrity, availability, processing, privacy, and security of IT Systems and Personal Data: (A) applicable laws, statutes, regulations, directives, self-regulatory guidelines and standards, in all relevant jurisdictions (including, but not limited to, in each case as applicable, the European Union General Data Protection Regulation (“GDPR”) (EU 2016/679) and the United Kingdom General Data Protection Regulation (“UK GDPR”); (B) all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority; (C) internal or external policies; and (D) contractual obligations (collectively, “Data Protection Requirements”).

(ww) The Company and its subsidiaries have made all disclosures to, and obtained all consents from, individuals as required by Data Protection Requirements for the Company’s and its subsidiaries’ collection, use, disclosure or other processing of Personal Data. None of such disclosures have been materially inaccurate, deceptive, misleading, incomplete, or in violation of Data Protection Requirements.

(xx) The Company and each of its subsidiaries (A) have not received written notice of any actual or potential liability under or relating to, or actual or potential violation of, Data Protection Requirements, (B) have no knowledge of any fact or circumstance that would reasonably indicate the Company or one of its subsidiaries is not in compliance with any of the Data Protection Requirements; (C) are not currently participating, in whole or in part, in any investigation, remediation, or other corrective action relating to a violation of any of the Data Protection Requirements; and (D) are not a party to any order, decree, or agreement by any court or arbitrator or governmental or regulatory authority that imposes any obligation or liability relating to any Data Protection Requirement.

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SECTION 3: Sale and Delivery of Shares.

(a) On the basis of the representations, warranties and agreements herein contained, and subject to the terms and conditions herein set forth, the Company agrees to issue and sell through or to the Manager, as sales agent and/or principal, as and when it provides instructions, in its discretion, for the sale of the Shares, and the Manager agrees to use its commercially reasonable efforts, consistent with its normal trading and sales practices and applicable law and regulations, to sell, as sales agent for the Company, the Shares on the following terms.

(i) The Shares are to be sold by the Manager on a daily basis or otherwise as shall be mutually agreed upon by the Company and the Manager on any trading day for Nasdaq (other than a day on which Nasdaq is scheduled to close prior to its regular weekday closing time) (each, a “Trading Day”), for which (A) the Company, through any of the individuals listed as authorized representatives of the Company on Schedule B hereto, as such Schedule B may be amended from time to time (the “Authorized Company Representatives”), has instructed the Manager by telephone (confirmed promptly by electronic mail containing a notice substantially in the form attached hereto as Exhibit 3(a)(i) (the “Notice”), with a copy to each of the other Authorized Company Representatives at such time) to make such sales and (B) the Company has satisfied its obligations under Sections 4, 5 and 6 hereof. On or before a Trading Day that the Company wishes to sell the Shares, the Company will designate in a Notice delivered by electronic mail the maximum amount of the Shares to be sold by the Manager daily or over a specific trading period as agreed to by the Manager (in any event not in excess of the amount available for issuance under the Prospectus and the Registration Statement (including any limit set forth in General Instruction I.B.6 thereof, if applicable) or in an amount, together with all sales of the Shares under this Agreement, in excess of the amount of Shares authorized from time to time to be issued and sold under this Agreement or below any minimum price below which sales of the Shares may not be effected) and any other limitations specified by the Company and mutually agreed by the Manager. For the avoidance of doubt, the foregoing limitation shall not apply to sales solely to employees or other security holders of the Company or the subsidiaries or to a trustee or other person acquiring the Shares for the accounts of such persons in which the Manager is acting for the Company in a capacity other than as Manager under this Agreement. Subject to the terms and conditions of this Section 3(a), the Manager may sell the Shares by any method permitted by law deemed to be an At the Market Offering (as defined below), including, without limitation, sales made by means of ordinary brokers’ transactions, to or through a market maker at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices (such transactions are hereinafter referred to as “At the Market Offerings”). Subject to the terms and conditions of this Section 3(a) and the other terms and conditions specified herein (including, without limitation, the accuracy of the representations and warranties of the Company and the performance by the Company of its covenants and other obligations, contained herein and the satisfaction of the additional conditions specified in Section 6 hereof), the Manager shall use its commercially reasonable efforts to offer and sell all of the Shares designated; provided, however, that the Manager shall have no obligation to offer or sell any Shares, and the Company acknowledges and agrees that the Manager shall have no such obligation, in the event that an offer or sale of the Shares on behalf of the Company may, in the reasonable judgment of the Manager, constitute the sale of a “block” under Rule 10b-18(a)(5) under the Exchange Act or a “distribution” within the meaning of Rule 100 of Regulation M under the Exchange Act, or the Manager reasonably believes that it may be deemed to be an “underwriter” under the Act in a transaction that is other than by means of ordinary brokers’ transactions between members of Nasdaq that qualify for delivery of a Prospectus to Nasdaq in accordance with Rule 153 under the Act.

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(ii) Notwithstanding the foregoing, the Company, through any of the Authorized Company Representatives, may instruct the Manager by telephone (confirmed promptly by electronic mail) not to sell the Shares if such sales cannot be effected at or above the price designated by the Company in any such instruction. In addition, the Company or Manager may, upon notice to the other party hereto by telephone (confirmed promptly by electronic mail), suspend the offering of the Shares for a specified period (a “Suspension Period”); provided, however, that such Suspension Period shall not affect or impair the parties’ respective obligations with respect to the Shares sold hereunder prior to the giving of such notice and provided, further, that there shall be no obligations under Sections 4(m), 4(n), 4(p) and 4(q) with respect to the delivery of certificates, opinions, or comfort letters to the Manager during a Suspension Period and that such obligations shall recommence on the termination of the Suspension Period.

(iii) The Manager hereby covenants and agrees not to make any sales of the Shares on behalf of the Company, pursuant to this Section 3(a), other than (A) by means of At the Market Offerings and (B) such other sales of the Shares on behalf of the Company in its capacity as agent of the Company as shall be mutually agreed upon by the Company and the Manager.

(iv) The compensation to the Manager, as an agent of the Company, for sales of the Shares shall be 3.0% of the gross sales price of the Shares sold pursuant to this Section 3(a). The remaining proceeds, after further deduction for any transaction fees imposed by any governmental or self-regulatory organization in respect of such sales, shall constitute the net proceeds to the Company for such Shares (the “Net Proceeds”).

(v) If acting as sales agent hereunder, the Manager shall provide written confirmation to the Company (which may be by electronic mail) no later than the opening of the trading day on Nasdaq immediately following the trading day, on which the Shares are sold pursuant to this Section 3(a) setting forth (i) the number of Shares sold on such day, (ii) the amount of aggregate sales price received by the Manager for the Shares sold on such day, (iii) the compensation payable by the Company to the Manager with respect to such sales, (iv) any transaction fees imposed by any governmental or self-regulatory organization in respect of such sales; and (v) the Net Proceeds to the Company with respect to such sales.

(vi) Settlement for sales of the Shares pursuant to this Section 3(a) will occur on the first business day that is also a trading day on Nasdaq following the date on which such sales are made (each such date, a “Settlement Date”). On each Settlement Date, the Shares sold through the Manager for settlement on such date shall be issued and delivered by the Company to the Manager against payment of the Net Proceeds for the sale of such Shares. Settlement for all such Shares shall be effected by free delivery of the Shares by the Company or its transfer agent to the Manager’s account, or to the account of the Manager’s designee, at The Depository Trust Company through its Deposit and Withdrawal at Custodian System (“DTC”) or by such other means of delivery as may be mutually agreed upon by the parties hereto, which in all cases shall be freely tradable, transferable, registered shares in good deliverable form, in return for payments in same day funds delivered to the account designated by the Company. If the Company, or its transfer agent (if applicable), shall default upon its obligation to deliver the Shares on any Settlement Date, through no fault of the Manager, in addition to and in no way limiting the rights and obligations set forth in Section 7(a) hereof, the Company shall (A) indemnify and hold the Manager harmless against any loss, claim or damage arising from or as a result of such default by the Company and (B) pay the Manager (without duplication) any commission to which it would otherwise be entitled absent such default. The Authorized Company Representatives shall be the contact persons for the Company for all matters related to the settlement of the transfer of the Shares through DTC for purposes of this Section 3(a)(vi).

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(vii) At each Representation Date, the Company shall be deemed to have affirmed each representation and warranty contained in this Agreement. Any obligation of the Manager to use its commercially reasonable efforts to sell the Shares on behalf of the Company shall be subject to the continuing accuracy of the representations and warranties of the Company herein, to the performance by the Company of its obligations hereunder and to the continuing satisfaction of the additional conditions specified in Section 6 hereof.

(b) If the Company wishes to issue and sell the Shares other than as set forth in Section 3(a) hereof, it will notify the Manager of the proposed terms of such issuance and sale (each, a “Placement”). If the Manager, acting as principal, wishes to accept such proposed terms (which it may decline to do for any reason in its sole discretion) or, following discussions with the Company, wishes to accept amended terms, the Company and the Manager will enter into a Terms Agreement setting forth the terms of such Placement. In the event of a conflict between the terms of this Agreement and the terms of any Terms Agreement, the terms of such Terms Agreement will control.

(c) Under no circumstances shall the aggregate gross sales proceeds of the Shares sold pursuant to this Agreement exceed the lesser of (A) the amount set forth in Section 1 hereof and (B) the amount available for offer and sale under the Registration Statement (including any limit set forth in General Instruction I.B.6 thereof, if applicable), nor shall the aggregate amount of Shares sold pursuant to this Agreement exceed the amount of Shares authorized to be issued and sold from time to time under this Agreement by the board of directors of the Company, or a duly authorized committee thereof, and notified to the Manager in writing. The Manager shall have no responsibility for maintaining records with respect to Shares available for sale under the Registration Statement or for determining the aggregate gross sales price, number or minimum price of Shares duly authorized by the Company.

(d) Each sale of the Shares through or to the Manager shall be made in accordance with the terms of this Agreement or, if applicable, a Terms Agreement. The Manager’s commitment, if any, to purchase Shares from the Company as principal shall be deemed to have been made on the basis of the accuracy of the representations and warranties of the Company, and performance by the Company of its covenants and other obligations, herein contained and shall be subject to the terms and conditions herein set forth. At the time of each Terms Agreement, the Manager shall specify the requirements, if any, for the officers’ certificates, legal opinions and comfort letters pursuant to Sections 4(m), 4(n), 4(p) and 4(q) hereof.

(e) Subject to the limitations set forth herein and as may be mutually agreed upon by the Company and the Manager, sales effected pursuant to this Agreement may not be requested by the Company and need not be made by the Manager (i) at any time from and including the day on which the Company shall issue a press release containing, or shall otherwise publicly announce, its earnings, revenues or other results of operations (each, an “Earnings Announcement”) through and including the applicable Bring-Down Delivery Date of the Company referenced in Section 4(m) below, or (ii) during any other period in which the Company is, or could be deemed to be, in possession of material non-public information.

(f) The Company acknowledges and agrees that (i) there can be no assurance that the Manager will be successful in selling the Shares, (ii) the Manager will not incur liability or obligation to the Company or any other person or entity if it does not sell Shares for any reason other than a failure by the Manager to use its commercially reasonable efforts consistent with its normal trading and sales practices and applicable law and regulations to sell such Shares in accordance with the terms of this Agreement, and (iii) the Manager shall not be under any obligation to purchase Shares on a principal basis pursuant to this Agreement except as otherwise specifically agreed by the Manager and the Company pursuant to a Terms Agreement.

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SECTION 4: Covenants of the Company. The Company agrees with the Manager:

(a) During the period in which a prospectus relating to the Shares is required to be delivered under the Act (whether physically, deemed to be delivered pursuant to Rule 153 or through compliance with Rule 172 under the Act or any similar rule), to notify the Manager promptly of the time when any amendment to the Registration Statement has become effective or any amendment or supplement to the Prospectus has been filed (other than documents incorporated by reference); to prepare and file with the Commission, promptly upon the Manager’s reasonable request, any amendments or supplements to the Registration Statement or the Prospectus that, upon the advice of the Company’s legal counsel, may be necessary or advisable in connection with the offer of the Shares by the Manager; and to cause each amendment or supplement to the Prospectus (other than documents incorporated by reference) to be filed with the Commission as required pursuant to the applicable paragraph of Rule 424(b) of the Act.

(b) To promptly advise the Manager, confirming such advice in writing (which may be made by electronic mail), of any request by the Commission for amendments or supplements to the Registration Statement or the Prospectus or for additional information with respect thereto, or of notice of examination, institution of proceedings for, or the entry of a stop order suspending the effectiveness of the Registration Statement and, if the Commission should enter a stop order suspending the effectiveness of the Registration Statement, to use its commercially reasonable efforts to obtain the lifting or removal of such order as soon as possible; to promptly advise the Manager of any proposal to amend or supplement the Registration Statement or the Prospectus, and to provide the Manager and counsel for the Manager copies of any such documents (excluding any documents incorporated or deemed incorporated therein by reference) for review and comment in a reasonable amount of time prior to any proposed filing and to file no such amendment or supplement (other than any prospectus supplement relating to the offering of other securities (including, without limitation, Shares)) to which the Manager shall have objected in writing.

(c) To make available to the Manager, as soon as practicable after the date of this Agreement, and thereafter from time to time to furnish to the Manager, as many copies of the Prospectus (or of the Prospectus as amended or supplemented at such time if the Company shall have made any amendments or supplements thereto) as the Manager may reasonably request; in case the Manager are required to deliver (whether physically, deemed to be delivered pursuant to Rule 153 or through compliance with Rule 172 under the Act or any similar rule), in connection with the sale of the Shares, a prospectus after the nine-month period referred to in Section 10(a)(3) of the Act, or after the time a post-effective amendment to the Registration Statement is required pursuant to Item 512(a) of Regulation S-K under the Act, the Company will prepare, at its expense, such amendment or amendments to the Registration Statement and the Prospectus as may be necessary to ensure compliance with the requirements of Section 10(a)(3) of the Act or Item 512(a) of Regulation S-K under the Act, whether such amendment is by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the Exchange Act or form of prospectus, as the case may be.

(d) Subject to Section 4(b) hereof, to file promptly all reports and documents and any preliminary or definitive proxy or information statement required to be filed by the Company with the Commission in order to comply with the Exchange Act for so long as a prospectus relating to the Shares is required by the Act to be delivered (whether physically, deemed to be delivered pursuant to Rule 153 under the Act or through compliance with Rule 172 under the Act or any similar rule) in connection with any sale of Shares.

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(e) To promptly notify the Manager of the happening of any event that could require the making of any change in the Prospectus as then amended or supplemented so that the Prospectus would not include an untrue statement of material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading, and, during any period during which a prospectus is required to be delivered (whether physically, deemed to be delivered pursuant to Rule 153 under the Act or through compliance with Rule 172 under the Act or any similar rule) in connection with any sale of Shares, to prepare and furnish, at the Company’s expense, to the Manager promptly such amendments or supplements to such Prospectus (other than documents incorporated by reference) as may be necessary to reflect any such change in such quantities as the Manager may reasonably request.

(f) To furnish such information, and otherwise cooperate in qualifying the Shares for offer and sale, as may be required under the securities laws of such jurisdictions as the Manager may reasonably designate and to maintain such qualifications in effect so long as required for the distribution of the Shares; provided, however, that the Company shall not be required to qualify as a foreign corporation or to consent to the service of process under the laws of any such jurisdiction (except service of process with respect to the offering and sale of the Shares); and to promptly advise the Manager of the receipt by the Company of any notification with respect to the suspension of the qualification of the Shares for offer or sale in any jurisdiction or the initiation or threatening in writing of any proceeding for such purpose.

(g) To make generally available to the Company’s security holders, and to deliver to the Manager, an earnings statement of the Company covering a period of twelve months which will satisfy the provisions of Section 11(a) of the Act and Rule 158 thereunder.

(h) To apply the net proceeds from the sale of the Shares pursuant to this Agreement and any Terms Agreement in the manner set forth under the caption “Use of Proceeds” in the ATM Prospectus.

(i) At any time that the Company has instructed the Manager to sell the Shares pursuant to Section 3(a)(i) hereof as set forth in the Notice but such instructions have not been fulfilled, settled or cancelled, not to sell, offer to sell, contract or agree to sell, hypothecate, pledge, grant any option to sell or otherwise dispose of or agree to dispose of, directly or indirectly, any Common Shares or securities convertible into or exchangeable or exercisable for Common Shares or warrants or other rights to purchase Common Shares or any other securities of the Company that are substantially similar to the Common Shares , in each case without giving the Manager at least three business days’ prior written notice specifying the nature of the proposed sale and the date of such proposed sale. Notwithstanding the foregoing, the Company may (i) grant and issue Common Shares pursuant to employee benefit plans, qualified stock option plans or other employee compensation plans existing on the date hereof or hereafter adopted; (iii) issue Common Shares in connection with the conversion of any securities or the exercise of any warrants or other securities outstanding prior to the Execution Date; (iv) issue Common Shares, or securities convertible into or exercisable for Common Shares, offered and sold in a privately negotiated transaction to vendors, customers, strategic partners or potential strategic partners or other investors conducted in a manner so as not to be integrated with the offering of Shares hereby or (v) issue Common Shares in connection with any acquisition, strategic investment or other similar transaction (including any joint venture, strategic alliance or partnership), provided, that in connection with such issuance, the seller(s) agrees in writing to be bound by the provisions of this Section 4(i). In the event that notice of a proposed sale is provided by the Company pursuant to this Section 4(i), the Manager may suspend activity under this program for such period of time as may be requested by the Company or as may be deemed appropriate by the Manager. For avoidance of doubt, nothing herein shall be construed to restrict the Company’s ability, or require the Company to provide notice to the Manager, to file a registration statement with the Commission.

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(j) Not to take, and to cause each subsidiary not to take, directly or indirectly, any action designed to cause or result in, or that has constituted or might reasonably be expected to constitute under the Exchange Act or otherwise, the stabilization or manipulation of the price of Common Shares to facilitate the sale or resale of the Shares.

(k) To use its commercially reasonable efforts to cause the Common Shares to maintain its listing on Nasdaq.

(l) To advise the Manager promptly, during the pendency of the Notice (other than during the Suspension Period), after it receives notice or obtains knowledge of any information or fact that would materially alter or affect any opinion, certificate, letter or other document provided to the Manager pursuant to Section 6 hereof.

(m) Upon commencement of the offering of the Shares under this Agreement as set forth in the Notice (and upon recommencement of the offering of the Shares under this Agreement following a Suspension Period) and promptly after each date that (i) the Registration Statement or the Prospectus is amended or supplemented (other than pursuant to subclause (ii) below and other than by a prospectus supplement filed pursuant to Rule 424(b) under the Act relating solely to the offering of securities other than the Shares), or (ii) there is filed with the Commission any document incorporated by reference into the Prospectus (the date of commencement of the offering of the Shares under this Agreement and each date referred to in subclauses (i) and (ii) above, are collectively referred to as a “Bring-Down Delivery Date”), to furnish or cause to be furnished to the Manager forthwith a certificate dated and delivered on the Bring-Down Delivery Date, in form satisfactory to the Manager, to the effect that the statements contained in the certificate referred to in Section 6(e) of this Agreement that was last furnished to the Manager are true and correct as of such Bring-Down Delivery Date, as though made at and as of such date (except that such statements shall be deemed to relate to the Registration Statement and the Prospectus as amended and supplemented to such date) or, in lieu of such certificate, a certificate of the same tenor as the certificate referred to in said Section 6(e), modified as necessary to relate to the Registration Statement and the Prospectus as amended and supplemented to the time of delivery of such certificate; provided that the filing of a Current Report on Form 8-K will not constitute a Bring-Down Delivery Date under clause (ii) above unless either (A)(x) such Current Report on Form 8-K is filed at any time during which either a prospectus relating to the Shares is required to be delivered under the Act (whether physically, deemed to be delivered pursuant to Rule 153 under the Act or through compliance with Rule 172 under the Act or any similar rule) or such Current Report on Form 8-K is filed at any time from and including the date of a Terms Agreement through and including the relevant Settlement Date and (y) the Manager has reasonably requested that such date be deemed to be a Bring-Down Delivery Date based upon the event or events reported in such Current Report on Form 8-K or (B) such Current Report on Form 8-K contains capsule financial information, historical or pro forma financial statements, supporting schedules or other financial data, including any Current Report on Form 8-K or part thereof under Item 2.02 of Regulation S-K of the Commission that is considered “filed” under the Exchange Act; and provided, further, that the obligation of the Company under this subsection (m) shall be deferred during any Suspension Period and shall recommence upon the termination of such Suspension Period.

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(n) To furnish or cause to be furnished forthwith to the Manager (i) at or promptly after each Bring-Down Delivery Date (and upon recommencement of the offering of the Shares under this Agreement following a Suspension Period), a written opinion letter (including negative assurance) of Blank Rome LLP, counsel for the Company, or other counsel satisfactory to the Manager (the “Company Counsel”), dated and delivered as of such Bring-Down Delivery Date, in form and substance satisfactory to the Manager, of the same tenor as the opinions referred to in Section 6(c) of this Agreement, but modified as necessary to relate to the Registration Statement and the Prospectus as amended and supplemented to the time of delivery of such opinions; provided, however, that in lieu of such opinions for subsequent Bring-Down Delivery Date that a Company Counsel is required to deliver, such Company Counsel may furnish the Manager with a letter to the effect that the Manager may rely on a prior opinion delivered under this Section 4(n) to the same extent as if it were dated the date of such letter (except that statements in such prior opinion shall be deemed to relate to the Registration Statement and the Prospectus as amended or supplemented at such Bring-Down Delivery Date); provided further that the obligation of the Company under this subsection (n) shall be deferred during any Suspension Period and shall recommence upon the termination of such Suspension Period.

(o) Upon commencement of the offering of the Shares under this Agreement, as set forth in the Notice, to furnish or cause to be furnished forthwith to the Manager a written opinion letter of each of Ogier (Guernsey) LLP and DLA Piper Advisory Services Proprietary Limited, as counsel to one or more Significant Subsidiaries, in form and substance satisfactory to the Manager.

(p) At or promptly after each Bring-Down Delivery Date (and upon recommencement of the offering of the Shares under this Agreement following a Suspension Period), Goodwin Procter LLP, counsel to the Manager, shall deliver a negative assurance letter, dated and delivered as of such Bring-Down Delivery Date, in form and substance satisfactory to the Manager; provided that the obligation under this subsection (p) shall be deferred during any Suspension Period and shall recommence upon the termination of such Suspension Period.

(q) Upon commencement of the offering of the Shares under this Agreement, as set forth in the Notice (and upon recommencement of the offering of the Shares under this Agreement following a Suspension Period), and or promptly after each date that (i) the Registration Statement or the Prospectus shall be amended or supplemented to include additional or amended financial information and (ii) the Company shall file an annual report on Form 10-K (including any Form 10-K/A containing amended financial information or a material amendment to the previously filed Form 10-K) or a quarterly report on Form 10-Q, (iii) there is filed with the Commission any document (other than an annual report on Form 10-K or a quarterly report on Form 10-Q) incorporated by reference into the Prospectus which contains financial information, the Manager shall make a reasonable request therefor, to cause EisnerAmper, or other independent accountants satisfactory to the Manager, forthwith to furnish to the Manager a letter (“Comfort Letter”), dated the date of the commencement of the offering, the date of effectiveness of such amendment, the date of filing of such supplement or other document with the Commission, as the case may be, in form and substance satisfactory to the Manager, of the same tenor as the letter referred to in Section 6(d) of this Agreement but modified to relate to the Registration Statement and the Prospectus, as amended and supplemented to the date of such letter; provided that the obligation of the Company under this subsection (q) shall be deferred during any Suspension Period and shall recommence upon the termination of such Suspension Period.

(r) That the Company acknowledges that the Manager may trade in Common Shares for the Manager’s own account and for the account of its clients at the same time as sales of the Shares occur pursuant to this Agreement; provided, that such activity of the Manager is conducted in compliance with applicable securities laws, including, without limitation, Regulation M under the Exchange Act.

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(s) If, to the knowledge of the Company, any condition set forth in Section 6(a) or 6(h) hereof shall not have been satisfied on the applicable Settlement Date, to offer to any person who has agreed to purchase the Shares from the Company as the result of an offer to purchase solicited by the Manager the right to refuse to purchase and pay for such Shares.

(t) To disclose in its quarterly reports on Form 10-Q and in its annual report on Form 10-K the number of the Shares sold through or to the Manager under this Agreement, the Net Proceeds to the Company and the compensation paid to the Manager by the Company with respect to sales of the Shares pursuant to this Agreement during the period covered by the report.

(u) At each Bring-Down Delivery Date, to conduct a due diligence session, in form and substance, satisfactory to the Manager, which shall include representatives of the management and the accountants of the Company.

(v) To ensure that, prior to instructing the Manager to sell Shares, the Company shall have obtained all necessary corporate authority for the offer and sale of such Shares.

(w) If, immediately prior to the third anniversary of the effectiveness of the Registration Statement, any of the Shares remain unsold hereunder, the Company will, prior to such third anniversary, file a prospectus supplement (the “Prospectus Supplement”) relating to the Shares to its subsequent registration statement on Form S-3 (the “Subsequent Registration Statement”), and will take all other reasonable actions necessary or appropriate to permit the offering and sale of the Shares to continue as contemplated in the expired registration statement relating to such Shares and this Agreement. Upon filing of the Prospectus Supplement, except where the context otherwise requires, references herein to the “Registration Statement” shall be deemed to refer to the Subsequent Registration Statement, and references herein to the “ATM Prospectus” shall be deemed to refer to the Prospectus Supplement.

SECTION 5: Payment of Expenses. Except as otherwise agreed in writing between the Company and the Manager, the Company agrees, whether or not the transactions contemplated hereunder are consummated or this Agreement is terminated, to pay all of the Company’s expenses incident to the performance of its obligations hereunder, including, but not limited to, such costs, expenses, fees and taxes in connection with (i) the preparation and filing of the Registration Statement, the Base Prospectus, the ATM Prospectus, the Prospectus and any amendments or supplements thereto, and the printing and furnishing of copies of each such document to the Manager (including costs of mailing and shipment), (ii) the registration, issue, sale and delivery of the Shares including any stock or transfer taxes and stamp or similar duties payable upon the sale, issuance or delivery of the Shares, (iii) the producing, word processing and/or printing of this Agreement, any Powers of Attorney and any closing documents (including compilations thereof) and the reproduction and/or printing and furnishing of copies of each such document to the Manager (including costs of mailing and shipment), (iv) the qualification of the Shares for offering and sale under state laws and the determination of their eligibility for investment under state or foreign law as aforesaid and the printing and furnishing of copies of any blue sky surveys to the Manager, (v) the listing of the Shares on Nasdaq, (vi) any filing for review of the public offering of the Shares by FINRA, including the reasonable legal fees and disbursements of counsel for the Manager relating to FINRA matters and (vii) the reasonable fees and disbursements of the Company’s counsel and of the Company’s accountants. The Manager will pay all of its out-of-pocket costs and expenses incurred in connection with entering into this Agreement and the transactions contemplated by this Agreement, including, without limitation, travel, reproduction, printing and similar expenses; provided, however, that the Company will reimburse (x) all fees, costs and expenses of external counsel to the Manager, in an amount of up to $75,000 in the aggregate, payable upon execution of this Agreement, plus an additional $5,000 per calendar quarter, and (y) the filing fees and expenses in connection with filings with the FINRA Corporate Financing Department, upon request from time to time.

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SECTION 6: Conditions of the Manager’s Obligations. The obligations of the Manager are subject to (i) the accuracy of the representations and warranties of the Company as of each Representation Date, (ii) the performance by the Company of its obligations hereunder and (iii) to the following additional conditions precedent.

(a) The Registration Statement shall have become effective and (i) no stop order with respect to the effectiveness of the Registration Statement shall have been issued under the Act or proceedings initiated under Section 8(d) or 8(e) of the Act, and no order directed at or in relation to any document incorporated by reference therein and no order preventing or suspending the use of the Prospectus has been issued by the Commission, and no suspension of the qualification of the Shares for offer or sale in any jurisdiction, or, to the knowledge of the Company or the Manager, of the initiation or threatening in writing of any proceedings for any of such purposes, has occurred; (ii) the Registration Statement and all amendments thereto shall not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; (iii) neither the Base Prospectus nor the Prospectus, and no amendment or supplement thereto, shall include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading; and (iv) no Permitted Free Writing Prospectus and no amendment or supplement thereto, shall include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading.

(b) Except as contemplated in the Prospectus, or disclosed in the Company’s reports filed with the Commission, there shall not have been any Material Adverse Effect in the judgment of the Manager.

(c) On every date specified in Section 4(n) hereof, the Manager shall have received an opinion and, as applicable, the negative assurance letter of each Company Counsel, in form and substance satisfactory to the Manager, dated as of such date.

(d) On every date specified in Section 4(q) hereof, the Manager shall have received from EisnerAmper, in form and substance satisfactory to the Manager, a Comfort Letter, dated as of such date.

(e) On every date specified in Section 4(m) hereof, the Manager shall have received a certificate to the effect that (i) the representations and warranties of the Company as set forth in this Agreement are true and correct as of the Bring-Down Delivery Date, (ii) the Company has performed its obligations under this Agreement that it is required to perform on or prior to such Bring-Down Delivery Date, and (iii) the conditions set forth in paragraphs (a) and (b) of Section 6 hereof have been met. The certificate shall also state that the Shares have been duly and validly authorized by the Company, that all company action required to be taken for the issuance and sale of the Shares has been validly and sufficiently taken, and that the Company’s board of directors, or a duly authorized committee thereof, has not revoked, rescinded or otherwise modified or withdrawn such authorization.

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(f) On every date specified in Section 4(p) hereof, the Manager shall have received a negative assurance letter of Goodwin Procter LLP, counsel to the Manager, in form and substance satisfactory to the Manager, dated as of such date.

(g) All filings with the Commission required by Rule 424 under the Act to have been filed by any Settlement Date shall have been made within the applicable time period prescribed for such filing by Rule 424.

(h) The Company shall have filed an application for listing of the Shares on Nasdaq prior to the sale of any Shares hereunder.

SECTION 7: Indemnification and Contribution.

(a) The Company agrees to indemnify, defend and hold harmless the Manager, its partners, employees, agents, members, directors and officers, any person who controls the Manager within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, and any “affiliate” (within the meaning of Rule 405 under the Act) of the Manager that has, or is alleged to have, participated in the distribution of Shares, and the successors and assigns of all the foregoing persons, from and against any loss, damage, expense, liability or claim (including, without limitation, the reasonable cost of investigation and any legal fees and other expenses reasonably incurred in connection with any suit, action, investigation or proceeding or any claim asserted), joint or several, which the Manager or any such person may incur under the Act, the Exchange Act, the common law or otherwise, insofar as such loss, damage, expense, liability or claim arises out of or is based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or in the Registration Statement as amended by any post-effective amendment thereof by the Company) or arises out of or is based upon any omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as any such loss, damage, expense, liability or claim arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in, and in conformity with information furnished in writing by or on behalf of the Manager to the Company expressly for use in, the Registration Statement or arises out of or is based upon any omission or alleged omission to state a material fact in the Registration Statement in connection with such information, which material fact was not contained in such information and which material fact was required to be stated in such Registration Statement or was necessary to make such information not misleading or (ii) any untrue statement or alleged untrue statement of a material fact included in any Prospectus (the term Prospectus for the purpose of this Section 7 being deemed to include the Base Prospectus, the ATM Prospectus, the Prospectus and any amendments or supplements to the foregoing), in any “issuer information” (as defined in Rule 433 under the Act) of the Company, in any road show as defined under Rule 433(h) under the Act (a “road show”) or in any Permitted Free Writing Prospectus, or that arises out of or is based upon any omission or alleged omission to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, except, with respect to such Prospectus, insofar as any such loss, damage, expense, liability or claim arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in, and in conformity with information furnished in writing by or on behalf of the Manager to the Company expressly for use in, such Prospectus or arises out of or is based upon any omission or alleged omission to state a material fact in such Prospectus in connection with such information, which material fact was not contained in such information and which material fact was necessary in order to make the statements in such Prospectus, in the light of the circumstances under which they were made, not misleading.

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If any action, suit, inquiry or proceeding (together, a “Proceeding”) is brought against the Manager or any such person in respect of which indemnity may be sought against the Company pursuant to the foregoing paragraph, the Manager or such person shall promptly notify the Company in writing of the institution of such Proceeding and the Company shall assume the defense of such Proceeding, including the employment of counsel reasonably satisfactory to such indemnified party and payment of all fees and expenses; provided, however, that the omission to so notify the Company shall not relieve the Company from any liability which the Company may have to the Manager or any such person or otherwise except to the extent the Company was materially prejudiced by such omission. The Manager or such person shall have the right to employ its or their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of the Manager or of such person unless the employment of such counsel shall have been authorized in writing by the Company in connection with the defense of such Proceeding or the Company shall not have, within a reasonable period of time in light of the circumstances, employed counsel to have charge of the defense of such Proceeding or such indemnified party or parties shall have reasonably concluded that there may be defenses available to it or them which are different from, additional to or in conflict with those available to the Company (in which case the Company shall not have the right to direct the defense of such Proceeding on behalf of the indemnified party or parties), in any of which events such fees and expenses shall be borne by the Company, and paid as incurred (it being understood, however, that the Company shall not be liable for the expenses of more than one separate counsel (in addition to any local counsel) in any one Proceeding or series of related Proceedings in the same jurisdiction representing the indemnified parties who are parties to such Proceeding). The Company shall not be liable for any settlement of any Proceeding effected without its written consent but, if settled with the written consent of the Company, the Company agrees to indemnify and hold harmless the Manager and any such person from and against any loss or liability by reason of such settlement. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested the Company to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second sentence of this paragraph, then the Company agrees that it shall be liable for any settlement of any Proceeding effected without its written consent if (i) such settlement is entered into more than 60 business days after receipt by the Company of the aforesaid request, (ii) the Company shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement and (iii) such indemnified party shall have given the indemnifying party at least 30 days’ prior notice of its intention to settle. The Company shall not, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened Proceeding in respect of which any indemnified party is or may be a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such Proceeding and does not include any statement as to or an admission of fault, culpability or a failure to act, by or on behalf of such indemnified party.

(b) The Manager agrees to indemnify and hold harmless the Company and its respective partners, employees, agents, members, directors and each officer that signed the Registration Statement, each person, if any, who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, and the successors and assigns of all of the foregoing persons from and against any loss, damage, expense, liability or claim (including, without limitation, the reasonable cost of investigation and any legal fees and other expenses reasonably incurred in connection with any suit, action, investigation or proceeding or any claim asserted), joint or several, which the Company or any such person may incur under the Act, the Exchange Act, the common law or otherwise, insofar as such loss, damage, expense, liability or claim arises out of or is based upon any untrue statement or alleged untrue statement of a material fact made in reliance upon and in conformity with any information relating to the Manager furnished in writing by or on behalf of the Manager to the Company expressly for use with reference to the Manager in the Prospectus or arising out of or is based upon any omission or alleged omission to state a material fact therein in connection with such information, which material fact was not contained in such information and which material fact was necessary in order to make the statements in the Prospectus, in the light of the circumstances under which they were made, not misleading, it being understood and agreed that the only such information furnished by the Manager consists of the following information in the Prospectus furnished on behalf of the Manager: the second sentence of the eighth paragraph under the caption “Plan of Distribution.”

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If any Proceeding is brought against the Company or any such person in respect of which indemnity may be sought against the Manager pursuant to the foregoing paragraph, such Company or such person shall promptly notify the Manager in writing of the institution of such Proceeding and the Manager shall assume the defense of such Proceeding, including the employment of counsel reasonably satisfactory to such indemnified party and payment of all fees and expenses; provided, however, that the omission to so notify the Manager shall not relieve the Manager from any liability which the Manager may have to the Company or any such person or otherwise. The Company or such person shall have the right to employ its own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of the Company or such person unless the employment of such counsel shall have been authorized in writing by the Manager in connection with the defense of such Proceeding or the Manager shall not have, within a reasonable period of time in light of the circumstances, employed counsel to have charge of the defense of such Proceeding or such indemnified party or parties shall have reasonably concluded that there may be defenses available to it or them which are different from or additional to or in conflict with those available to the Manager (in which case the Manager shall not have the right to direct the defense of such Proceeding on behalf of the indemnified party or parties, but the Manager may employ counsel and participate in the defense thereof but the fees and expenses of such counsel shall be at the expense of the Manager), in any of which events such fees and expenses shall be borne by the Manager and paid as incurred (it being understood, however, that the Manager shall not be liable for the expenses of more than one separate counsel (in addition to any local counsel) in any one Proceeding or series of related Proceedings in the same jurisdiction representing the indemnified parties who are parties to such Proceeding). The Manager shall not be liable for any settlement of any such Proceeding effected without the written consent of the Manager but, if settled with the written consent of the Manager or if there be a final judgment for the plaintiff, the Manager agrees to indemnify and hold harmless the Company and any such person from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested the Manager to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second sentence of this paragraph, then the Manager agrees that it shall be liable for any settlement of any Proceeding effected without its written consent if (i) such settlement is entered into more than 60 business days after receipt by the Manager of the aforesaid request, (ii) the Manager shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement and (iii) such indemnified party shall have given the Manager at least 30 days’ prior notice of its intention to settle. The Manager shall not, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened Proceeding in respect of which any indemnified party is a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such Proceeding and does not include any statement as to or an admission of fault, culpability or a failure to act, by or on behalf of such indemnified party.

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(c) If the indemnification provided for in this Section 7 is unavailable to an indemnified party under subsections (a) and (b) of this Section 7 or insufficient to hold an indemnified party harmless in respect of any losses, damages, expenses, liabilities or claims referred to therein, then the indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, damages, expenses, liabilities or claims (i) in such proportion as is appropriate to reflect the relative benefits received by the Company, on the one hand, and the Manager, on the other hand, from the offering of the Shares or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company, on the one hand, and of the Manager, on the other, in connection with the statements or omissions which resulted in such losses, damages, expenses, liabilities or claims, as well as any other relevant equitable considerations. The relative benefits received by the Company, on the one hand, and the Manager, on the other, shall be deemed to be in the same respective proportions as the total proceeds from the offering (net of commissions paid hereunder but before deducting expenses) received by the Company, and the total commissions received by the Manager hereunder, bear to the aggregate public offering price of the Shares. The relative fault of the Company, on the one hand, and of the Manager, on the other, shall be determined by reference to, among other things, whether the untrue statement or alleged untrue statement of a material fact or omission or alleged omission relates to information supplied by the Company or by the Manager and the party’s relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid or payable by a party as a result of the losses, damages, expenses, liabilities and claims referred to in this subsection (c) shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with investigating, preparing to defend or defending any Proceeding.

(d) The Company and the Manager agree that it would not be just and equitable if contributions pursuant to this Section 7 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in subsection (c) above. Notwithstanding the provisions of this Section 7, no Manager shall be required to contribute any amount in excess of commissions received by it under this Agreement. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

(e) The Company and the Manager agree promptly to notify each other of the commencement of any Proceeding against it and, in the case of the Company, against any of the Company’s officers or directors in connection with the issuance and sale of the Shares, or in connection with the Registration Statement, the Base Prospectus or the Prospectus.

SECTION 8: Representations and Agreements to Survive Delivery. The indemnity and contribution agreements contained in Section 7 hereof and the covenants, warranties and representations of the Company contained in this Agreement or in certificates delivered pursuant hereto shall remain in full force and effect regardless of any investigation made by or on behalf of the Manager, its partners, directors or officers or any person (including each partner, officer or director of such person) who controls the Manager within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, or by or on behalf of the Company, its directors or officers or any person who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, and shall survive any termination of this Agreement or the issuance and delivery of the Shares.

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SECTION 9: Termination.

(a) The Company shall have the right, by giving written notice as hereinafter specified, to terminate this Agreement in its sole discretion at any time. Any such termination shall be without liability of any party to any other party, except that (i) with respect to any pending sale, through the Manager for the Company, the obligations of the Company, including in respect of compensation of the Manager, shall remain in full force and effect notwithstanding the termination and (ii) the provisions of Sections 5, 7, 8, 10, 11, 12, 18 and 20 hereof shall remain in full force and effect notwithstanding such termination.

(b) The Manager shall have the right, by giving written notice as hereinafter specified, to terminate the provisions of this Agreement relating to the solicitation of offers to purchase the Shares in its sole discretion at any time. Any such termination shall be without liability of any party to any other party, except that the provisions of Sections 5, 7, 8, 10, 11, 12, 18 and 20 hereof shall remain in full force and effect notwithstanding such termination.

(c) This Agreement shall remain in full force and effect unless terminated pursuant to Sections 9(a) or (b) above or otherwise by mutual agreement of the parties; provided that any such termination by mutual agreement shall in all cases be deemed to provide that Sections 5, 7 and 8 hereof shall remain in full force and effect.

(d) Any termination of this Agreement shall be effective on the date specified in such notice of termination; provided that such termination shall not be effective until the close of business on the date of receipt of such notice by the Manager or the Company, as the case may be. If such termination shall occur prior to the Settlement Date for any sale of the Shares, such sale shall settle in accordance with the provisions of Section 3(a)(vi) hereof.

(e) Unless earlier terminated pursuant to this Section 9, this Agreement shall automatically terminate upon the issuance and sale of all of the Shares through the Manager on the terms and subject to the conditions set forth herein, except that Sections 5, 7, 8, 10, 11, 12, 18 and 20 and shall remain in full force and effect.

SECTION 10: Notices. Except as otherwise herein provided, all statements, requests, notices and agreements under this Agreement shall be in writing and delivered by hand, overnight courier, mail or transmitted by any standard form of telecommunication and, if to the Manager, shall be sufficient in all respects if delivered or sent to Canaccord Genuity LLC, 1 Post Office Square, Suite 3000, Boston, Massachusetts 02109, Attention: General Counsel; and, if sent to the Company, shall be delivered or sent to the address of the Company set forth in the Registration Statement, Attention: Chief Executive Officer and Chief Financial Officer. Each party to this Agreement may change such address for notices by sending to the parties to this Agreement written notice of a new address for such purpose.

SECTION 11: Parties at Interest. The Agreement herein set forth has been and is made solely for the benefit of the Company and the Manager and, to the extent provided in Section 7 hereof, the controlling persons, directors and officers referred to in such section, and their respective successors, assigns, heirs, personal representatives and executors and administrators. No other person, partnership, association or corporation (including a purchaser, as such purchaser, through or from the Manager) shall acquire or have any right under or by virtue of this Agreement.

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SECTION 12: No Fiduciary Relationship. The Company hereby acknowledges that the Manager is acting solely as sales agent and/or principal in connection with the purchase and sale of the Shares. The Company further acknowledges that the Manager is acting pursuant to a contractual relationship created solely by this Agreement entered into on an arm’s length basis, and in no event do the parties intend that the Manager act or be responsible as a fiduciary to the Company, the management, stockholders or creditors or any other person in connection with any activity that the Manager may undertake or have undertaken in furtherance of the purchase and sale of the Company’s securities, either before or after the date hereof. The Manager hereby expressly disclaims any fiduciary or similar obligations to the Company, either in connection with the transactions contemplated by this Agreement or any matters leading up to such transactions, and the Company hereby confirms its understanding and agreement to that effect. The Company and the Manager agree that each is responsible for making its own independent judgments with respect to any such transactions and that any opinions or views expressed by the Manager to the Company regarding such transactions, including, but not limited to, any opinions or views with respect to the price or market for the Company’s securities, do not constitute advice or recommendations to the Company. The Company hereby waives and releases, to the fullest extent permitted by law, any claims that the Company may have against the Manager with respect to any breach or alleged breach of any fiduciary or similar duty to the Company in connection with the transactions contemplated by this Agreement or any matters leading up to such transactions.

SECTION 13: Press Releases and Disclosure. The Company may issue a press release in compliance with Rule 134 under the Act describing the material terms of the transactions contemplated hereby as soon as practicable following the date hereof and may file with the Commission a Current Report on Form 8-K describing the material terms of the transaction contemplated hereby, and the Company shall consult with the Manager prior to making such disclosures, and the parties shall use commercially reasonable efforts, acting in good faith, to agree upon the text of such disclosure that is reasonably satisfactory to all parties. No party hereto shall issue thereafter any press release or like public statement (including, without limitation, any disclosure required in reports filed with the Commission pursuant to the Exchange Act) related to this Agreement or any of the transactions contemplated hereby without the prior written approval of the other party, except as may be necessary or appropriate in the opinion of the party seeking to make disclosure to comply with the requirements of applicable law or Commission or Nasdaq rules. If any such press release or like public statement is so required, the party making such disclosure shall consult with the other party prior to making such disclosure, and the parties shall use commercially reasonable efforts, acting in good faith, to agree upon the text of such disclosure that is reasonably satisfactory to all parties.

SECTION 14: Adjustments for Share Splits. The parties acknowledge and agree that all share-related numbers contained in this Agreement shall be adjusted to take into account any share split, share dividend or similar event effected with respect to the Shares.

SECTION 15: Entire Agreement. This Agreement constitutes the entire agreement and supersedes all other prior and contemporaneous agreements and undertakings, both written and oral, between the parties hereto with regard to the subject matter hereof.

SECTION 16: Counterparts. This Agreement may be signed by the parties in one or more counterparts which together shall constitute one and the same agreement among the parties.

SECTION 17: Electronic Signature. The words “execution,” “signed,” “signature,” and words of like import in this Agreement or in any amendment or other modification hereof (including waivers and consents) shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

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SECTION 18: Law; Construction. This Agreement and any claim, controversy or dispute arising under or related to this Agreement or the transactions contemplated hereby (including without limitation, any claims sounding in equity, statutory law, contract law or tort law arising out of the subject matter hereof) shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to its conflicts of laws doctrine.

SECTION 19: Headings. The Section headings in this Agreement have been inserted as a matter of convenience of reference and are not a part of this Agreement.

SECTION 20: Submission to Jurisdiction. Any legal suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated hereby may be instituted in the federal courts of the United States of America located in the Borough of Manhattan in the City of New York or the courts of the State of New York in each case located in the Borough of Manhattan in the City of New York (collectively, the “Designated Courts”), and each party irrevocably submits to the exclusive jurisdiction (except for proceedings instituted in regard to the enforcement of a judgment of any such court, as to which such jurisdiction is non-exclusive) of such courts in any such suit, action or proceeding. Service of any process, summons, notice or document by mail to such party’s address set forth above shall be effective service of process for any suit, action or other proceeding brought in any such court. The parties irrevocably and unconditionally waive any objection to the laying of venue of any suit, action or other proceeding in the Designated Courts and irrevocably and unconditionally waive and agree not to plead or claim in any such court that any such suit, action or other proceeding brought in any such court has been brought in an inconvenient forum.

SECTION 21: Successors and Assigns. This Agreement shall be binding upon the Company and the Manager and their respective successors and permitted assigns. Neither the Company nor the Manager may assign its rights or obligations under this Agreement or amend or modify this Agreement without the prior written consent of the other party.

SECTION 22: Recognition of the U.S. Special Resolution Regimes.

(a) In the event that the Manager qualifies as a Covered Entity and becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from the Manager of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(b) In the event that the Manager qualifies as a Covered Entity and becomes subject, or a BHC Act Affiliate of the Manager becomes subject, to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against the Manager are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

For purposes of this Section 22: (A) a “BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k); (B) “Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b); (C) “Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable; and (D) “U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

SECTION 23: Miscellaneous. Securities sold, offered or recommended by the Manager are not deposits, are not insured by the Federal Deposit Insurance Corporation, are not guaranteed by a branch or agency, and are not otherwise an obligation or responsibility of a branch or agency. Lending affiliates of the Manager have or may in the future have lending relationships with issuers of securities underwritten or privately placed by the Manager. Prospectuses and other disclosure documents for securities underwritten or privately placed by the Manager may disclose the existence of any such lending relationships and whether the proceeds of the issue may be used to repay debts owed to affiliates of the Manager.

[Signature Pages Follow]

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If the foregoing correctly sets forth the understanding between the Company and the Manager, please so indicate in the space provided below for that purpose, whereupon this Agreement and your acceptance shall constitute a binding agreement between the Company and the Manager. Alternatively, the execution of this Agreement by the Company and its acceptance by or on behalf of the Manager may be evidenced by an exchange of telegraphic or other electronic communications.

Very truly yours,

ASP Isotopes Inc.

By:	/s/ Paul Mann
Name: Paul Mann
Title: Chief Executive Officer

ACCEPTED as of the date

first above written

CANACCORD GENUITY LLC

By:	/s/ Marc Marano
Name: Marc Marano
Title: Managing Director

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Schedule A

Permitted Free Writing Prospectuses

None.

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Schedule B

Authorized Company Representatives

Paul E. Mann	Chief Executive Officer
Heather Kiessling	Chief Financial Officer

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Schedule C

Subsidiaries

Subsidiaries	Place of Incorporation
ASP Isotopes Guernsey Limited	Guernsey
ASP Isotopes South Africa (Proprietary) Limited	South Africa
Enriched Energy LLC	Delaware, U.S.
ASP Isotopes UK Ltd	England & Wales
Enlightened Isotopes (Pty) Ltd	South Africa
ASP Isotopes efh	Iceland
Quantum Leap Energy LLC	Delaware, U.S.
Quantum Leap Energy Limited	England & Wales
Quantum Leap Energy (Pty) Ltd	South Africa
ASPI South Africa Asset Finance	South Africa
QLE TP Funding LLC	Delaware, U.S.
K2025267858 (SOUTH AFRICA) (Pty) Ltd	South Africa
PET Labs Global Nuclear Medicine SEZC	Cayman Islands
PET Labs Pharmaceuticals (Pty) Ltd	South Africa

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Exhibit 3(a)(i)

Notice

From:	ASP Isotopes Inc.

To:	Canaccord Genuity LLC

Subject:	At-the-Market Offering

Ladies and Gentlemen:

Pursuant to the terms and subject to the conditions contained in the Equity Distribution Agreement among ASP Isotopes Inc., a Delaware corporation (the “Company”), and Canaccord Genuity LLC (the “Manager”) dated April 30, 2025 (the “Agreement”), I hereby request on behalf of the Company that the Manager sell up to [●] shares of common stock of the Company, par value $0.01 per share (the “Shares”) at a minimum market price of $[●] per Share between [ ], 20[ ] and [ ], 20[ ]. [There shall be no limitation on the number of Shares that may be sold on any one (1) day.][No more than [●] Shares may be sold on any one (1) day.] [Other sales parameters]

Very truly yours,

By:
Name:
Title:

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